                                                               Exhibit 10(t)-2




                              EMPLOYMENT AGREEMENT


                 EMPLOYMENT AGREEMENT made and entered into as of the 27th day of June, 1994, by and among The Washington Water Power Company, a Washington corporation whose principal place of business is located at 1411 East Mission Avenue, Spokane, Washington ("WWP"), Resources West Energy Corporation, a Nevada corporation whose principal place of business is located at 1411 East Mission Avenue, Spokane, Washington (the "Company"), Sierra Pacific Resources, a Nevada corporation whose principal place of business is located at 6100 Neil Road, Reno, Nevada ("SPR"), Sierra Pacific Power Company, a Nevada corporation whose principal place of business is located at 6100 Neil Road, Reno, Nevada ("SPPC") (WWP, the Company, SPR and SPPC sometimes collectively referred to herein as the "Corporations"), and Walter M. Higgins (the "Executive");

                 WHEREAS, the Executive is currently serving as Chairman, President and Chief Executive Officer of SPR and SPPC, and the Corporations desire to secure the continued employment of the Executive in accordance herewith;

                 WHEREAS, pursuant to the Agreement and Plan of Reorganization and Merger, dated as of June 27, 1994, by and among the Corporations (the "Merger Agreement"), WWP, SPR and SPPC have agreed to merge with and into the Company;

                 WHEREAS, the Executive is willing to commit himself to remain in the employ of SPR, SPPC and the Company, as the successor to SPR and SPPC, on the terms and conditions herein set forth and thus to forego opportunities elsewhere; and

                 WHEREAS, the parties desire to enter into this Agreement, as of the Effective Date (as hereinafter defined), setting forth the terms and conditions for the employment relationship of the Executive with the Company during the Employment Period (as hereinafter defined);

                 NOW, THEREFORE, IN CONSIDERATION of the mutual promises, covenants and agreements set forth below, it is hereby agreed as follows:

                 1.       Employment and Term.

                 (a) The Corporations and any successor thereto, agree, on behalf of the Company, to employ the Executive, and the Executive agrees to remain in the employ of SPR, SPPC and the Company, as the successor to SPR and SPPC, in accordance with the terms and provisions of this Agreement for the period set forth below (the "Employment Period").

                 (b) The Employment Period shall commence as of the consummation date (the "Effective Date") of the merger (the "Merger") pursuant to the terms of the Merger Agreement and shall continue until the close of business on December 31, 2002; provided, however, that if the Merger Agreement is terminated, then, at the time of such termination, this Agreement shall be deemed canceled and of no force or effect. As a condition to the Merger, the parties hereto agree that the Company shall be responsible for all the promises, covenants and agreements set forth in this Agreement.

                 2.       Duties and Powers of Executive.

                 (a) Position; Location. From the Effective Date until January 1, 1999, the Executive shall serve as the Vice Chairman of the Board of Directors of the Company (the "Board") (assuming the Executive has been elected to the Board by the shareholders), President and the Chief Operating Officer of the Company and as Chief Executive Officer of the Washington Water Power and Sierra Pacific
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                                    - 2 -


operating divisions. Effective January 1, 1999 (or on such earlier date as Paul Redmond shall no longer continue to serve as Chief Executive Officer of the Company) until January 1, 2002, the Executive shall serve as Vice Chairman of the Board, President and Chief Executive Officer of the Company and as Chief Executive Officer of the Washington Water Power and Sierra Pacific operating divisions. If elected by the Board, effective January 1, 2002 until December 31, 2005, the Executive shall serve as Chairman of the Board and Chief Executive Officer. During the Employment Period, the Executive shall have such authority, duties and responsibilities as are set forth for the positions he then holds in Annex A hereto. Such titles, authority, duties and responsibilities may be changed from time to time only by mutual written agreement of the parties. The Executive's services shall be performed at the location where the Executive is currently employed; provided, however, that if the Executive is relocated to Spokane, he shall be entitled to receive all benefits and other amounts described in Section 3(e) hereof.

                 (b) Commencing on the Effective Date until the end of the Employment Period, the Company shall in connection with any annual meeting of shareholders of the Company at which the Executive's class of Directors is to be elected cause the Executive to be nominated as a director of the Company.

                 3.       Compensation and Benefits.

                 The Executive shall receive the following compensation and benefits for his services hereunder to the Company:

                 (a) Salary. The Executive's annual base salary ("Annual Base Salary"), payable not less often than monthly in equal installments, shall be at the annual rate of not less than the Executive's base salary as of the Effective Date. Such Annual Base Salary shall be reviewed at least annually. The Board may from time to time direct such upward adjustments in Annual Base Salary as the Board deems to be necessary or desirable including without limitation adjustments in order to reflect increases in the cost of living and the planned increases in the Executive's responsibilities. Annual Base Salary shall not be reduced after any increase thereof. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.

                 (b) Incentive, Retirement and Welfare Benefit Plans. During the Employment Period and so long as the Executive is employed by the Company, he shall be eligible to participate in all incentive, stock option, restricted stock, performance unit or share, savings, retirement, insurance and welfare plans, practices, policies and programs applicable generally to employees and/or other senior executives of the Company, except with respect to any benefits under any plan, practice, policy or program to which the Executive has waived his rights in writing.

                 (c) Business Expenses. The Company agrees to pay or reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Board.

                 (d) Fringe Benefits. During the Employment Period and so long as the Executive is employed by the Company, he shall be entitled to the following fringe benefits: (A) the Company shall pay the annual dues, assessments and other membership charges of the Executive with respect to the Executive's membership in the clubs and associations of the Executive's choice that are used for business purposes; and (B) the Company shall provide a one-time credit for 25 days paid leave for the Executive pursuant to the Company's One- Leave Program (The Washington Water Power One-Leave Program currently in effect and assumed, or replaced by a similar plan, by the Company pursuant to the Merger), further annual paid leave to accrue in accordance with the terms of the One-Leave Program; in the case of paragraph (A) on a basis substantially equivalent to such fringe benefits provided to the Executive in the past. In addition, the Executive shall be entitled to receive fringe benefits in accordance with the plans, practices, programs and policies of the Company from time to time in effect, commensurate with his position and at least comparable to those received by other senior executives of the Company.

                 (e) Relocation Benefits. If during the Employment Period the Executive is relocated to Spokane, he shall be entitled to reimbursement from the Company for reasonable expenses incurred in connection with the relocation.

                 (f) Other Compensation. If as a result of the performance of his duties hereunder, the Executive loses the right to receive any non-qualified vested pension benefits to which he is entitled on the date of this Agreement, the Company agrees to pay him an amount equal to the difference between what he received from such non-qualified pension plan and what he would have received had he not been penalized under any such plan's covenant not to compete.
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                                      -3-



                 4.       Termination of Employment.

                 (a) Death. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

                 (b) By the Company for Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" for termination by the Company shall include, but is not limited to, acts of theft, embezzlement, fraud, moral turpitude, as well as the following conduct of the Executive:

                          (i) material breach of any provision of this Agreement, which breach shall not have been cured by the Executive within thirty (30) days of receipt of written notice of said breach;

                          (ii) misconduct as an Executive of the Company, including but not limited to: misappropriating any funds or property of the Company; attempting to obtain any personal profit from any transaction in which the Executive has an interest which is adverse to the interests of the Company; or any other act or omission which substantially impairs the Company's ability to conduct its ordinary business in its usual manner;

                          (iii)   conviction of a felony; or

                          (iv) any other acts or omission which subject the Company to public disrespect, scandal, or ridicule.

                 (c) By the Executive for Good Reason. The Executive may terminate his employment during the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                          (i) the reduction in the Executive's Annual Base Salary as specified in Section 3(a) of this Agreement or any other benefit or payment described in Section 3 of this Agreement;

                          (ii) the change without his consent of the Executive's title, authority, duties or responsibilities, or the timing thereof, as specified in Section 2(a) of this Agreement;

                          (iii) the Company requiring the Executive without his consent to be based at any office or location other than the location where the Executive is currently employed or Spokane; or

                          (iv) any breach by the Corporations or the Company of any other material provision of this Agreement.

                 (d) By the Company for Disability. The Company may terminate the Executive's employment during the Employment Period in the event of the Executive's Permanent and Total Disability ("Disability") as defined in
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

                 (e) Notice of Termination. Any termination by the Company for Cause, by the Company for Disability or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined in Section 4(f)) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Disability or Cause shall not waive any right of the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                 (f) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, by the Company for Disability, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the





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                                      -4-



Executive's employment is terminated by the Company other than for Cause or for Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death.

                 5.       Obligations of the Company Upon Termination.

                 (a) Termination Other Than for Cause. During the Employment Period, if the Company shall terminate the Executive's employment (other than in the case of a termination for Cause), or if the Executive shall terminate his employment for Good Reason or if the Executive's employment shall terminate by reason of death (termination in any such case referred to as "Termination");

                          (i) the Company shall pay to the Executive (or his beneficiary) a lump sum amount in cash equal to the sum of
                 (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) all incentive or other compensation, if any, awarded but not yet paid with respect to fiscal years ending prior to the fiscal year in which the Date of Termination occurred, (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and (4) any accrued leave pursuant to the One-Leave Program, to the extent not theretofore paid. (The amounts specified in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the "Accrued Obligations"). The amounts specified in clauses (1),
                 (2) and (4) of this Section 5(a)(i) shall be paid within 30 days after the Date of Termination; the amount referred to in clause (3), if any, will be paid pursuant to the terms of the Executive Deferred Compensation Plan; and

                     (ii) in the event of Termination other than by reason of the Executive's death, then (a) the Company shall pay to the Executive an amount in cash equal to three (3) times the Annual Base Salary described in Section 3(a) of this Agreement, at the rate in effect at the time Notice of Termination is given, within thirty (30) days of such Date of Termination or, at the option of the Executive, in installments over a period not to exceed thirty-six (36) months; (b) the Company shall pay to or cause to be paid to the Executive, pursuant to the terms of the respective plans, based on the Executive's Annual Base Salary at the time Notice of Termination is given, the value of all benefits to which the Executive would have been entitled had he remained in the employment of the Company until the end of the Employment Period, under the Company's pension plan(s), supplemental executive retirement plan(s), disability plan(s) and such other benefit plans as may be adopted from time to time during the Executive's employment with the Company; (c) the Company shall continue medical and welfare benefits to the Executive and/or the Executive's family at least equal to those which would have been provided if the Executive's employment had not been terminated (excluding benefits to which the Executive has waived his rights in writing), such benefits to be in accordance with the most favorable medical and welfare benefit plans, practices, programs or policies (the "M&W Plans") of the Company as in effect and applicable generally to other senior executives of the Company and their families during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives of the Company (but on a prospective basis only unless and then only to the extent such more favorable M&W Plans are by their terms retroactive); provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the benefits under the M&W Plans shall be secondary to those provided under such other plan during such applicable period of eligibility; provided, however, that these provisions shall not operate to reduce any rights the Executive may have under Section 4980B of the Code,
                 Part 6 of Title I of ERISA or any other state or federal legislation, but shall be in addition to such rights; and (d) with respect to any incentive or similar plan awards, all options shall vest in full and become immediately exercisable, all restrictions shall lapse with respect to restricted stock, and any other types of awards, including but not limited to stock appreciation rights, performance units and performance shares, shall vest in full and become immediately exercisable or payable; provided, however, that if the Executive's entitlement to any of the stock options, restricted stock or other awards referred to above is subject to fulfillment of performance criteria, either corporate or individual, over a performance period, then payment of such awards shall be made, if at all, at the end of the performance period, based upon the achievement of goals for the entire period, prorated from the beginning of the performance period to the Date of Termination.

                 (b) Termination by the Company for Cause or by the Executive Other than for Good Reason. Subject to the provisions of Section 6 of this Agreement, if the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive terminates employment during the Employment Period other than a termination for Good Reason, the Company shall have no further obligations to the Executive under this Agreement other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination, all incentive or other compensation, if any, awarded but not yet paid with respect to fiscal years ending prior to the fiscal year in which the Date of Termination occurred, the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), any accrued leave pursuant to the One-Leave Program, and whatever benefits the Executive may be entitled to under the Company's benefit plans, in each case to the extent theretofore unpaid.

                 (c) Any payments made pursuant to this Section 5 shall be subject to the limits, to the extent applicable, set forth in Section 10(g) hereof.

                 6.       Non-exclusivity of Rights.

                 Except as provided in Section 10(g) hereof, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, plan, program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived his rights in writing), nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Effective Date with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into after the date hereof with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                 7.       Full Settlement; Mitigation.

                 The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii)(c) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment. If the Executive finally prevails with respect to any dispute between the Company, the Executive or others as to the interpretation, terms, validity or enforceability of (including any dispute about the amount of any payment pursuant to) this Agreement, the Company agrees to pay all legal fees and expenses which the Executive may reasonably incur as a result of any such dispute.

                 8.       Confidential Information.

                 The Executive shall hold in a fiduciary capacity for the benefit of the Company all confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company, the Corporations or any of their affiliated companies and that shall not have been or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). During the Employment Period, the Executive shall not, without the prior consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

                 9.       Successors.

                 (a) This Agreement is personal to the Executive and without the prior written consent of the Corporations or the Company, as the case may be, shall not be assignable by the Executive otherwise than by will or laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                 (b) This Agreement shall inure to the benefit of and be binding upon the Corporations, the Company and their respective successors and assigns.

                 (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its businesses and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

                 10.      Miscellaneous.

                 (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Corporations or the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

                 (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the party or by registered or certified mail, return-receipt requested, postage prepaid, addressed as follows:

                 If to the Executive:

                 Walter M. Higgins
                 6100 Neil Road
                 Reno, Nevada  89511


                 If to the Company:

                 Resources West Energy Corporation
                 1411 East Mission Avenue, P.O. Box 3727
                 Spokane, Washington  99220


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                 (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                 (d) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                 (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, or the right of the Company to terminate the Executive's employment for Cause pursuant to Section 4(b) of this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                 (f) This instrument contains the entire agreement of the Executive, the Company and the Corporations with respect to the subject matter hereof, and, subject to the provisions of Section 1(b) hereof, all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby.

                 (g) Notwithstanding any provision of this Agreement to the contrary, in the event of any payment made to the Executive which is contingent upon a change in the ownership or effective control of the





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                                      -7-



Company, or in the ownership of a substantial portion of the Company's assets, as described in Section 280G of the Code, or in any regulation promulgated thereunder, the aggregate amount of such payments, whether or not made pursuant to the terms of this Agreement, shall not exceed an amount equal to the Executive's Base Amount (as defined under Code Section 280G(b)(3) and the regulations thereunder) multiplied by three (3), less one dollar ($1.00).

                 IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from their respective Board of Directors, the Corporations have caused this Agreement to be executed as of the day and year first above written.


                                       THE WASHINGTON WATER
                                         POWER COMPANY


                                       /s/ JoAnn Matthiesen
                                       ----------------------------
                                       Name:   JoAnn Matthiesen
                                       Title:  Vice President


                                       SIERRA PACIFIC RESOURCES


                                       /s/ William E. Peterson
                                       ----------------------------
                                       Name:   William E. Peterson
                                       Title:  Senior Vice President/
                                                  General Counsel


                                       SIERRA PACIFIC POWER COMPANY


                                       /s/ William E.Peterson
                                       ----------------------------
                                       Name:   William E. Peterson
                                       Title:  Senior Vice President/
                                                  General Counsel


                                       RESOURCES WEST ENERGY CORPORATION


                                       /s/ Lawrence J. Pierce
                                       ---------------------------
                                       Name:   Lawrence J. Pierce
                                       Title:  Vice President


                                       EXECUTIVE


                                       /s/ Walter M. Higgins
                                       ----------------------------
                                       Walter M. Higgins

                                                                         Annex A
                                                                   to Employment
                                                                       Agreement


                              DUTIES OF EXECUTIVE


VICE CHAIRMAN

                 The Vice Chairman of the Board shall be a director and shall preside at meetings of the Board of Directors in the absence or inability to act of the Chairman of the Board. The Vice Chairman shall perform such duties as may from time-to-time be assigned to him by the Board of Directors.

PRESIDENT AND CHIEF OPERATING OFFICER

                 The President shall be a director and shall be the Chief Operating Officer of the Company. The President shall have general and active management and direction of the business and affairs of the Company, shall have supervision of all departments and of all officers of the Company except those reporting directly to the Chief Executive Officer, shall see that the orders and resolutions of the Board of Directors are carried into effect, and shall have the general powers and duties of supervision and management usually vested in the office of President of a public utility company. All corporate officers and functions except those reporting to the Chief Executive Officer shall report directly to the President. The President and Chief Operating Officer shall report to the Chief Executive Officer of the Company.

CHIEF EXECUTIVE OFFICER OF UTILITY OPERATING DIVISIONS

                 The Chief Executive Officer of any utility operating division shall, subject to the authority of the President and Chief Operating Officer of the Company, be in charge of the management of the business and affairs of such utility operating division and shall supervise all officers who are part of such utility operating division. The Chief Executive Officer of any utility operating division shall, with respect to such division and subject to the powers and authority of the President and Chief Operating Officer of the Company, have the duties, powers and authority usually vested in the chief executive officer of a public utility company. The Chief Executive Officer of any utility operating division shall report to the President and Chief Operating Officer of the Company unless those positions are held by the same person, in which event such person shall report directly to the Chief Executive Officer of the Company.


CHAIRMAN OF THE BOARD

                 The Chairman of the Board of Directors shall be a director and shall preside at all meetings of the Board of Directors and shareholders of the Company, shall, subject to the direction and control of the Board, be their representative and medium of communication, and shall perform such duties as may from time-to-time be assigned to him by the Board of Directors. The Chairman shall direct the long-term strategic planning process of the Company and shall also lend his expertise and experience to the President, as may be requested from time-to-time by the President.

CHIEF EXECUTIVE OFFICER

                 The Chief Executive Officer of the Company shall be a director and shall, subject to the authority to the Board, be in charge of the management of the business and affairs of the Company. The President, the Chief Financial Officer and the Internal Auditing Department of the Company and the chief executive officer of Pentzer Corporation will report directly to the Chief Executive Officer. The Chief Executive Officer shall submit a report of the operations of the Company for the fiscal year to the shareholders at their annual meeting and from time- to-time shall report to the Board of Directors all matters within his knowledge which the interests of the Company may require be brought to their notice.